Exhibit 99

MASCO CORPORATION REPORTS FIRST QUARTER 2021 RESULTS

Highlights

•Sales increased 25 percent to $1,970 million; in local currency, sales increased 22 percent
•Operating profit increased 62 percent to $365 million; adjusted operating profit increased 61 percent to $366 million
•Operating margin increased 430 basis points to 18.5 percent; adjusted operating margin increased 420 basis points to 18.6 percent
•Earnings per share from continuing operations decreased 29 percent to $0.34 per share; adjusted earnings per share from continuing operations increased 89 percent to $0.89 per share
•Repurchased 5.5 million shares for $303 million
•Anticipate 2021 earnings per share in the range of $1.52 - $1.72, and on an adjusted basis, in the range of $3.50 - $3.70, an increase from previously announced expectation of $3.25 - $3.45.

LIVONIA, Mich. (April 28, 2021) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its first quarter results.

“We achieved another outstanding quarter,” said Masco President and CEO, Keith Allman. “We capitalized on the continued strong demand for our products to deliver exceptional sales growth, margin expansion and an 89 percent increase in adjusted earnings per share. We also continued our capital deployment of our strong free cash flow by returning $339 million to shareholders through dividends and share repurchases during the quarter. Finally, we further strengthened our balance sheet and reduced interest expense through the successful refinancing of our 2022, 2025 and 2026 debt maturities.”

2021 First Quarter Commentary

•On a reported basis, compared to first quarter 2020:
•Net sales increased 25 percent to $1,970 million; in local currency and excluding acquisitions, net sales increased 19 percent
•In local currency, North American sales increased 21 percent and international sales increased 27 percent
•Gross margins increased 90 basis points to 35.5 percent from 34.6 percent
•Operating profit increased 62 percent to $365 million
•Operating margins increased 430 basis points to 18.5 percent from 14.2 percent
•Income from continuing operations decreased to $0.34 per share, compared to $0.48 per share
•Compared to first quarter 2020, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent, were as follows:
•Gross margins increased 80 basis points to 35.6 percent compared to 34.8 percent
•Operating profit increased 61 percent to $366 million from $228 million
•Operating margins increased 420 basis points to 18.6 percent compared to 14.4 percent
•Income from continuing operations increased to $0.89 per share, compared to $0.47 per share
•Liquidity at the end of the first quarter was $1,838 million (including availability under our revolving credit facility)
•Plumbing Products’ net sales increased 31 percent; in local currency and excluding acquisitions, sales increased 22 percent
•Decorative Architectural Products’ net sales increased 15 percent; in local currency and excluding acquisitions, sales increased 13 percent

“Masco is off to a strong start in 2021,” said Allman. “Our markets remain strong, and we continue to demonstrate our ability to execute extremely well in this dynamic environment. We have taken actions and developed further plans to offset the raw material and logistics inflation that we are experiencing. While we anticipate these challenges will continue for the next few quarters, we believe we are well prepared and will continue to adjust to deliver value for our customers and our shareholders. Based on our strong performance in the first quarter and continued strength in our markets, we now anticipate our earnings per share for 2021 to be in the range of $3.50 to $3.70 per share, increased from our previous expectation of $3.25 to $3.45 per share,” concluded Allman.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The first quarter 2021 supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Detail

A conference call regarding items contained in this release is scheduled for Wednesday, April 28, 2021 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 9998268. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 9998268. The telephone replay will be available approximately two hours after the end of the call and continue through May 28, 2021.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands and reputation and to develop innovative products, our ability to maintain our competitive position in our industries, our reliance on key customers, the length and severity of the ongoing COVID-19 pandemic, including its impact on domestic and international economic activity, consumer confidence, our production capabilities, our employees and our supply chain; the cost and availability of materials and the imposition of tariffs, our dependence on third-party suppliers, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented and diverse personnel, risks associated with our reliance on information systems and technology, and our ability to achieve the anticipated benefits from our investments in new technology. These and other factors are discussed in detail in Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months Ended March 31, 2021 and 2020
(in millions, except per common share data)

	Three Months Ended March 31,
	2021	2020
Net sales	$1,970	$1,581
Cost of sales	1,270	1,034
Gross profit	700	547

Selling, general and administrative expenses	335	322
Operating profit	365	225

Other income (expense), net:
Interest expense	(202)	(35)
Other, net	(6)	(16)
	(208)	(51)
Income from continuing operations before income taxes	157	174

Income tax expense	43	33
Income from continuing operations	114	141

Income from discontinued operations, net	—	397
Net income	114	538

Less: Net income attributable to noncontrolling interest	20	8
Net income attributable to Masco Corporation	$94	$530

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.34	$0.48
Income from discontinued operations, net	—	1.44
Net income	$0.34	$1.92

Average diluted common shares outstanding	257	274

Amounts attributable to Masco Corporation:
Income from continuing operations	$94	$133
Income from discontinued operations, net	—	397
Net income attributable to Masco Corporation	$94	$530

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months Ended March 31, 2021 and 2020
(dollars in millions)

	Three Months Ended March 31,
	2021	2020
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,970	$1,581

Gross profit, as reported	$700	$547
Rationalization charges	1	3
Gross profit, as adjusted	$701	$550

Gross margin, as reported	35.5%	34.6%
Gross margin, as adjusted	35.6%	34.8%

Selling, general and administrative expenses, as reported	$335	$322

Selling, general and administrative expenses as percent of net sales, as reported	17.0%	20.4%

Operating profit, as reported	$365	$225
Rationalization charges	1	3
Operating profit, as adjusted	$366	$228

Operating margin, as reported	18.5%	14.2%
Operating margin, as adjusted	18.6%	14.4%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months Ended March 31, 2021 and 2020
(in millions, except per common share data)

	Three Months Ended March 31,
	2021	2020
Income Per Common Share Reconciliations

Income from continuing operations before income taxes, as reported	$157	$174
Rationalization charges	1	3
Pension costs associated with expected terminated plans	9	6
(Earnings) from equity investments, net	(2)	—
Loss on extinguishment of debt	168	—
Income from continuing operations before income taxes, as adjusted	333	183
Tax at 25% rate	(83)	(46)
Less: Net income attributable to noncontrolling interest	20	8
Income from continuing operations, as adjusted	$230	$129

Income from continuing operations per common share, as adjusted	$0.89	$0.47

Average diluted common shares outstanding	257	274

Outlook for the Twelve Months Ended December 31, 2021

	Twelve Months Ended December 31, 2021
	Low End	High End
Income Per Common Share Outlook

Income from continuing operations per common share	$1.52	$1.72
Rationalization charges	0.01	0.01
Pension costs associated with expected terminated plans (1)	1.42	1.42
Loss on extinguishment of debt	0.52	0.52
Allocation to participating securities per share (2)	0.03	0.03
Income from continuing operations per common share, as adjusted	$3.50	$3.70

(1) Represents costs associated with our qualified domestic defined-benefit pension plans that are expected to be terminated in 2021.
(2) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards as well as an allocation to redeemable noncontrolling interest in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
March 31, 2021 and December 31, 2020
(dollars in millions)

	March 31, 2021	December 31, 2020
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$838	$1,326
Receivables	1,305	1,138
Prepaid expenses and other	97	149
Inventories	948	876
Assets held for sale	18	—
Total Current Assets	3,206	3,489

Property and equipment, net	894	908
Operating lease right-of-use assets	173	166
Goodwill	588	563
Other intangible assets, net	378	357
Other assets	326	294
Assets held for sale	9	—
Total Assets	$5,574	$5,777

Liabilities
Current Liabilities:
Accounts payable	$925	$893
Notes payable	6	3
Accrued liabilities	803	1,038
Liabilities held for sale	14	—
Total Current Liabilities	1,748	1,934

Long-term debt	2,955	2,792
Noncurrent operating lease liabilities	157	149
Other liabilities	458	481
Liabilities held for sale	14	—
Total Liabilities	5,332	5,356

Redeemable noncontrolling interest	25	—

Equity	217	421
Total Liabilities and Equity	$5,574	$5,777

	As of March 31,
	2021	2020
Other Financial Data
Working Capital Days
Receivable days	54	58
Inventory days	76	66
Payable days	68	71
Working capital	$1,328	$1,155
Working capital as a % of sales (LTM) (1)	17.5%	17.0%
 (1) Working capital as a % of sales as of March 31, 2021, excluding acquisitions made in the first quarter of 2021 and the fourth quarter of 2020, was 16.9%.
Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Three Months Ended March 31, 2021 and 2020
(dollars in millions)

	Three Months Ended March 31,
	2021	2020
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$323	$7
Working capital changes	(412)	(99)
Net cash for operating activities	(89)	(92)

Cash Flows From (For) Financing Activities:
Retirement of notes	(1,326)	—
Purchase of Company common stock	(303)	(602)
Cash dividends paid	(36)	(37)
Issuance of notes, net of issuance costs	1,481	—
Debt extinguishment costs	(160)	—
Proceeds from the exercise of stock options	—	20
Employee withholding taxes paid on stock-based compensation	(14)	(22)
(Decrease) increase in debt, net	(1)	2
Net cash for financing activities	(359)	(639)

Cash Flows From (For) Investing Activities:
Capital expenditures	(30)	(24)
Acquisition of business, net of cash acquired	—	(24)
Proceeds from disposition of businesses, net of cash disposed	—	853
Other, net	5	2
Net cash (for) from investing activities	(25)	807

Effect of exchange rate changes on cash and cash investments	(13)	(6)

Cash and Cash Investments:
(Decrease) increase for the period	(486)	70
At January 1	1,326	697
At March 31	$840	$767

	As of March 31,
	2021	2020
Liquidity
Cash and cash investments	$838	$767
Revolver availability	1,000	1,000
Total Liquidity	$1,838	$1,767

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months Ended March 31, 2021 and 2020
(dollars in millions)

	Three Months Ended March 31,
	2021	2020	Change
Plumbing Products
Net sales	$1,249	$955	31%

Operating profit, as reported	$252	$157
Operating margin, as reported	20.2%	16.4%

Rationalization charges	1	2
Operating profit, as adjusted	253	159
Operating margin, as adjusted	20.3%	16.6%

Depreciation and amortization	26	20
EBITDA, as adjusted	$279	$179

Decorative Architectural Products
Net sales	$721	$626	15%

Operating profit, as reported	$142	$95
Operating margin, as reported	19.7%	15.2%

Rationalization charges	—	1
Operating profit, as adjusted	142	96
Operating margin, as adjusted	19.7%	15.3%

Depreciation and amortization	10	11
EBITDA, as adjusted	$152	$107

Total
Net sales	$1,970	$1,581	25%

Operating profit, as reported - segment	$394	$252
General corporate expense, net	(29)	(27)
Operating profit, as reported	365	225
Operating margin, as reported	18.5%	14.2%

Rationalization charges - segment	1	3
Operating profit, as adjusted	366	228
Operating margin, as adjusted	18.6%	14.4%

Depreciation and amortization - segment	36	31
Depreciation and amortization - non-operating	7	2
EBITDA, as adjusted	$409	$261
  Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months Ended March 31, 2021 and 2020
(dollars in millions)

	Three Months Ended March 31,
	2021	2020	Change
North American
Net sales	$1,529	$1,258	22%

Operating profit, as reported	$308	$210
Operating margin, as reported	20.1%	16.7%

Rationalization charges	1	3
Operating profit, as adjusted	309	213
Operating margin, as adjusted	20.2%	16.9%

Depreciation and amortization	23	20
EBITDA, as adjusted	$332	$233

International
Net sales	$441	$323	37%

Operating profit, as reported	$86	$42
Operating margin, as reported	19.5%	13.0%

Depreciation and amortization	13	11
EBITDA	$99	$53

Total
Net sales	$1,970	$1,581	25%

Operating profit, as reported - segment	$394	$252
General corporate expense, net	(29)	(27)
Operating profit, as reported	365	225
Operating margin, as reported	18.5%	14.2%

Rationalization charges - segment	1	3
Operating profit, as adjusted	366	228
Operating margin, as adjusted	18.6%	14.4%

Depreciation and amortization - segment	36	31
Depreciation and amortization - non-operating	7	2
EBITDA, as adjusted	$409	$261
Historical information is available on our website.